SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                   June 22, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                            NEWCARE HEALTH CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-24110                 86-0594391
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



           6000 Lake Forrest Drive, Suite 225, Atlanta, Georgia  30328
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (404) 252-2923
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     On June 22, 1999, the Company and certain of its subsidiaries filed voluntary petitions for protection under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the district of Massachusetts in Worcester, Massachusetts, and are operating as debtors-in-possession. The Company's success is dependent upon, among other things, further improvements in operating performance, approval of various plans and initiatives by the Bankruptcy Court, the formulation of an acceptable reorganization plan and Bankruptcy Court approval of the reorganization plan. In general, the results, performance or achievements of the Company and its subsidiaries is dependent upon a number of factors including, without limitation, the following: individual facility performance including occupancy rate and profit margin; competition; success of operating initiatives; operating costs; retention of employees; advertising efforts; adverse publicity; changes in business strategy; changes in development plans; availability and cost of capital; labor and employee benefit costs; changes in government regulations; compliance with Year 2000 requirements by the Company and its third party vendors; and other factors referenced in the Company's filings with the Securities and Exchange Commission ("Commission"). These cautionary statements by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company. The Company cannot always predict or determine what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "expects", "plans", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.

     On June 23, 1999, the Bankruptcy Court approved the Company's motions relating to the use of cash collateral, the payment of pre-petition salaries, wages and benefits, and entered an order approving a $1.4 million debtor-in-possession financing facility by Healthcare Financial Partners, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NEWCARE HEALTH CORPORATION



Date:  July 7, 1999                  By:/s/ Chris Henderson
                                        Chris Henderson